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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): AUGUST 6, 1999


                             METAMOR WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 0-26970                                         76-0407849
               (Commission                                   (I.R.S. Employer
               File Number)                                 Identification No.)


           FIVE POST OAK PARK
    4400 POST OAK PARKWAY, SUITE 1100
             HOUSTON, TEXAS                                     77027-3413
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 548-3400



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On August 11, 1999, Metamor Worldwide, Inc. ("Metamor") announced that it had closed the sale of its software solutions unit as part of a recapitalization led by GTCR Fund VI, L.P. Purchase consideration totaled approximately $96 million, consisting of $75.5 million in cash plus preferred and common stock in the unit having a stated value of approximately $20.5 million. Metamor's interest in the common stock of the unit is approximately 10 percent. Proceeds from the sale were used to pay down borrowings under Metamor's senior credit facility.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  2 Recapitalization Agreement dated as of August 6, 1999 by and among GTCR Fund VI, L.P., GTCR Associates VI, GTCR VI Executive Fund, L.P., First Union Capital Partners, Inc., Metamor Software Solutions, Inc. and Metamor Worldwide, Inc.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        METAMOR WORLDWIDE, INC.
                                        (Registrant)



Dated: August 20, 1999                  By: /s/ EDWARD L. PIERCE
                                           -------------------------------------
                                            Edward L. Pierce
                                            Chief Financial Officer, Senior Vice
                                              President and Assistant Secretary

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                                INDEX TO EXHIBITS

Exhibit No.                Description

         2 Recapitalization Agreement dated as of August 6, 1999 by and among GTCR Fund VI, L.P., GTCR Associates VI, GTCR VI Executive Fund, L.P., First Union Capital Partners, Inc., Metamor Software Solutions, Inc. and Metamor Worldwide, Inc.
 .